Joint Filer Information

Title of Security:          Common Stock

Issuer & Ticker Symbol:     Great American Group, Inc. (GAMR)

Designated Filer:           Elliott International, L.P.

Other Joint Filers:         Elliott International Capital Advisors Inc. ("EICA")

Addresses:                  The address of EICA is for 712 Fifth Avenue, 36th Fl
                             New York, New York 10019.

Signatures:


Dated:  September 28, 2010   ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.


                                      By:  /s/ Elliot Greenberg
                                           ------------------------------------
                                               Elliot Greenberg, Vice President